                                                                    EXHIBIT 4(q)



                                        Filed with Post-Effective Amendment No.
                                        15 to this Registration Statement on
                                        Form N-4 on April 8, 1993.

                                  METLIFE (R)
                        (LOGO OF METLIFE APPEARS HERE)
                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 10010-3690

This is a legal contract between you and MetLife and contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

              SINGLE DEPOSIT IMMEDIATE INCOME PAYMENT CERTIFICATE

   ================================================================================

   CERTIFICATE OWNER:
   --------------------------------------------------------------------------------
   CERTIFICATE NUMBER:                       ISSUE DATE:
   --------------------------------------------------------------------------------
   ANNUITANT:                                ANNUITANT'S AGE AND SEX:
   --------------------------------------------------------------------------------
   JOINT ANNUITANT:                          JOINT ANNUITANT'S AGE AND SEX:
   --------------------------------------------------------------------------------
   BENEFICIARY:                              CONTINGENT BENEFICIARY:
   --------------------------------------------------------------------------------
   DEPOSIT:                                  DATE OF FIRST PAYMENT:
   --------------------------------------------------------------------------------
   TYPE OF ANNUITY (See Specifications page, which follows, for further details):
   ================================================================================

This certificate is not eligible for dividends.

There is no cash surrender benefit.

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE:
[THE METROPOLITAN GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND CALVERT ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


[10]-Day Right to Examine--You may return your certificate to MetLife or the person through whom you bought it within [10] days from the date you receive it. If you return it within the [10]-day period, your certificate will be canceled from the Issue Date. We will refund any deposit made.






Nicholas D. Latrenta                   Robert G. Schwartz
Vice-President & Secretary             Chairman of the Board, President &
                                       Chief Executive officer


                                  Cover Page

     Form G.4333 (VARPAY)

   ================================================================================
   INCOME PAYMENT:                                     INITIAL AMOUNT[*]
   --------------------------------------------------------------------------------
   From Fixed Interest Account
   From Separate Account
          Growth
          Stock Index
          International Stock
   --------------------------------------------------------------------------------
                                      Total
   ================================================================================
   INCOME PAYMENT FREQUENCY:
   ================================================================================
   DEATH BENEFIT:






   ================================================================================
   ADMINISTRATIVE FEE: None
   ================================================================================
   ASSUMED INVESTMENT RATE: 4%. The daily 4% AIR factor is 0.99989255.
   ================================================================================
   TAX MARKET:                               ERISA APPLIES:
   ================================================================================


[* This amount assumes that you have elected not to have any Federal income taxes withheld.]












                              Specifications Page


Form G.4333 (VARPAY)

1.   WHAT DO THE BASIC TERMS USED IN YOUR CERTIFICATE MEAN?

     "Annuitant" is the person during whose lifetime an income will be payable to the owner. If there is a Joint Annuitant this term is used to mean the Annuitant and the Joint Annuitant.

     "Annuity Unit" is a unit of measurement used to determine the amount of each variable income payment. The value of an annuity unit will vary in relation to the investment experience of the investment division(s) of the Separate Account chosen.

     "Assumed Investment Return " (AIR) is the interest rate used to determine the first income payment per $1,000 of net purchase amount applied to the Separate Account investment divisions.

     "Beneficiary" is the person or persons you name to whom the death benefit, if any, is payable when the Annuitant dies. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while the Annuitant is alive. If no beneficiary or Contingent beneficiary is named, or if none is alive when the Annuitant dies, we will pay you or your estate. While the Annuitant is alive, you may change any beneficiary or contingent beneficiary. If more than one beneficiary is alive when the Annuitant dies, we will pay them in equal shares unless you have chosen otherwise.

     "Deposit" is the money received by us under this Certificate.

     "Designated Office" is the administrative office for your Certificate. It is now the Pensions and Savings Center, Metropolitan Life Insurance Company, One Madison Ave., New York, NY 10010. If we change it, we will tell you.

     ["Funding Options" refer to the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives.]

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investments experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "Issue Date" is the date MetLife receives the deposit for which income payments are made under this Certificate.

     "Joint Annuitant", if any, is a person in addition to the Annuitant during whose lifetime an income will be payable to you.

     "Net Deposit" is the amount paid to us on behalf of the Annuitant less any applicable administrative fee and state premium tax.

     Form G.4333 (VARPAY)              1

      "You", "Your", "Me", "My" and "I" refer to the owner who has all the rights under this certificate while the Annuitant is alive.

      "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

[2.   CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

      Yes. Since your deposit is made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights may, for example, relate to transfers and the death benefit. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says]

[3.]  HOW IS MY DEPOSIT ALLOCATED UNDER MY CERTIFICATE?

      You choose how your deposit is allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

[4.]  WHAT IS THE FIXED INTEREST ACCOUNT?

      The Fixed Interest Account guarantees both your principal and interest without regard to any investment results or to change economic conditions.

[5.]  WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

      It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

      We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

      The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

      We keep track of each investment division of the Separate Account separately using annuity units. An annuity unit is the measuring unit used in calculating the amount of income payments. The number of annuity units is determined by dividing the amount of the first income payment by the Annuity Unit Value of the applicable division as of the [tenth] day before the date of the first income payment. The current value of an Annuity Unit in a division is equal to the value of an annuity unit for the immediately preceding valuation period times the product of: (a) the daily AIR factor, and (b), the net investment factor for the current valuation period for the applicable

Form G.4333 (VARPAY)                   2
      division. The current value of an Annuity unit reflects a charge not to exceed [.000025905 per day (an affective annual rate of .95%)] for administrative expenses and mortality and expense risks we assume under this certificate.

      A valuation period is the period between one calculation of an annuity unit value and the next calculation. Normally, we calculate annuity units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or if the Securities and Exchange Commission permits such deferral. We may change when we calculate the annuity unit value by giving you 30 days notice, to the extent permitted by law.

      Amounts transferred to the Separate Account will be credited as of the end of the valuation period during which they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period. When you transfer money into an investment division, we give you annuity units in that division. When you transfer money out of the investment division, we reduce the number of your annuity units in that division. In either case, the number of annuity units you gain or lose is determined by taking the dollar amount of the transfer and dividing it by the value of an annuity unit at the time of the transaction. Thus, if you transfer $5,000 from one investment division with an annuity unit value of $100 to another investment division with an annuity unit value of $200, the number of annuity units in the first division would be reduced by 50 ($5,000/$100) and the number of annuity units in the second division would increase by 25 ($5,000/$200).

      We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

      Examples of the changes to the Separate Account that we may make include:

      o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

      o To substitute, for the Funding Options shares held in any investment division, the shares of another class of Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

      If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

[6.] HOW IS THAT PORTION OF MY INCOME PAYMENT BASED ON AN ALLOCATION TO THE FIXED INTEREST ACCOUNT (IF ANY) CALCULATED?

      Any portion of your income payment that is based on an allocation to the Fixed Interest Account is calculated by applying the net deposit so allocated as of the Issue Date or transfer date under the income plan selected using the fixed rates in effect on that date. The income payments are


Form G.4333 (VARPAY)                   3
      guaranteed by MetLife with the amount dependent on the income plan chosen, the age and sex of the annuitant or the beneficiary (except when unisex rates are required), and the purchase amount applied to purchase the income stream.

[7.] HOW IS THAT PORTION OF MY INCOME PAYMENT BASED ON ALLOCATIONS TO THE SEPARATE ACCOUNT (IF ANY) CALCULATED?

      Any portion of your income payment that is based on allocation to the Separate Account is calculated similar to fixed interest account amount (as described in item 5), except the amount of the income payment will vary to reflect the net investment experience of each division of the Separate Account to which the net deposit (i.e., the deposit less any applicable administrative fee and premium taxes) is applied and the Assumed Investment Return.

      Income payments after the first will increase only to the extent that the net investment return increases by more than the AIR on an annualized basis. Income payments will decline if the net investment return increases less than the AIR. Therefore, the dollar amount of variable income payments after the first will vary with the amount by which the net investment return is greater or less than [4%] per annum. For example, if a Division has a cumulative net investment return of [5%] over a one year period, the first variable income payment in the next year will be approximately [1%] greater than the payment on the same date in the preceding year, and subsequent payments will continue to vary with the investment experience of the Division. If such net investment return is [-1%] over a one year period, the first variable income payment in the next year will be approximately [5%] less than the payment on the same date in the preceding year, and subsequent payments will continue to vary with the investment experience of the applicable division.

[8.]  CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

      Yes. The number of transfers among investment divisions and from the Separate Account is unlimited as long as the total number of investment divisions at any time is limited to [four (3 if a fixed income option is also selected)]. You can make a transfer by telling us. Transfers from the Fixed to the Separate Account are not currently permitted. If we change our practices to allow such transfers, we will notify you in writing.

[9.] WHEN ARE MY VARIABLE PAYMENT AMOUNTS DETERMINED AND HOW OFTEN WILL THEY CHANGE?

      Each variable income payment amount will be determined as of the [10th] day prior to a payment due date. Each payment or portion of each payment that is based on the experience of the Separate Account may vary from the prior one.

[10.] WHAT IF THE ANNUITANT'S AGE OR SEX (IF APPLICABLE) ON THE ISSUE DATE IS
      NOT CORRECT AS SHOWN ON THE COVER PAGE?

      If the Annuitant's age or sex (if applicable) on the Issue Date is not correct as shown on the cover page, we will adjust the benefits under this certificate. The adjusted benefits will be those which the deposit would have bought at the correct age and sex (except when unisex rates are required). If we have made an overpayment or underpayment because of a misstatement, the amount of overpayment or underpayment, with interest at the rate used to calculate the income payment amount, will be, as appropriate, deducted from or added to the payment or payments

Form G.4333 (VARPAY)                   4
      made after the adjustment.

[11.] WHAT HAPPENS IF YOU ARE NOT THE ANNUITANT AND YOU DIE BEFORE THE
      ANNUITANT?

      After we receive proof of death, we will change the owner as described below in item [15].

[12.] WHAT IS THE DEATH BENEFIT IF THE ANNUITANT DIES?

      This depends upon the income plan. Payments may stop, may continue to the beneficiary for the remainder of the guaranteed period (if any) or may continue to another person. The death benefit, if any, is shown on the specifications page. Proof of death and a properly written claim form must be received by us.

[13.] WHAT SPECIAL RULES APPLY IF MY DEPOSIT WAS MADE UNDER A PLAN SUBJECT TO
      ERISA?

      If your deposit was made under a plan subject to the Employee Retirement Income Security Act (ERISA) and if you have a spouse, your spouse must give qualified consent whenever you elect to change your beneficiary to someone other than your spouse for more than 50% of the death benefit. The consent of your spouse must be in writing, dated, signed by your spouse, witnessed by a notary public and in a form satisfactory to us. The consent of your spouse will not be required if you, your estate representative, or your beneficiary establishes that it cannot be obtained because there is no spouse, or because the spouse cannot be located. The specifications page indicates whether or not this certificate is subject to ERISA.

[14.] HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

      (a) If your certificate is qualified (as indicated on the specifications page), this means your deposit can be attributed to a reduction from income, entitled you to a tax deduction, or was not subject to income tax. As a result, each payment under this certificate is subject to Federal income taxes.

      (b) If your certificate is non-qualified (as indicated on the specifications page), this means your deposit has already been subject to income tax. As a result, each payment under this certificate that represents income is taxed when you receive it, but that portion that represents a portion of your deposit is not subject to tax.]

[15.] WHAT ARE YOUR RIGHTS UNDER THIS CERTIFICATE?

      You have all the rights under this certificate while the Annuitant is alive, including the right at any time to change the person to whom benefits are payable, including the beneficiary. You may name a new owner at any time.

      You may also name a contingent owner who would become the owner should you die before the Annuitant. If a new owner is named, any earlier choice of a contingent owner will be canceled, unless you specify. No such change will be effective until written notice of the change is received by us. If you die before the Annuitant and have not named a contingent owner, your estate will become the owner of this certificate.

      Form G.4333 (VARPAY)             5

[16.] CAN YOU ASSIGN OR TRANSFER YOUR CERTIFICATE, OR USE IT AS COLLATERAL FOR A
      LOAN?

      Income payments may be assigned only if we agree in writing. To the extent permitted by law, income payments will not be subject to the claims of creditors.

      If this certificate is assigned, unless other arrangements are made with us, we will pay the value of any remaining payments as they become due.

[17.] HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE?

      At least once each year, we will provide you with the investment choices of record on which the income payments are based. We will also tell you the various investment choices that are then currently available. If you need information at other times, please tell us.

      For information or service (e.g. change of beneficiary or address, claim forms, etc.) you may contact our Designated Office.

[18.] WHAT INFORMATION MAY WE ASK YOU FOR AFTER THE ISSUE DATE OF THIS
      CERTIFICATE?

      We may require proof that the Annuitant is alive on the due date of a payment. If we have made a request, we will make no further payments until proof is received. If the Annuitant is not then living, we will require proof of the authority of any person who makes a claim to receive any amount payable on the Annuitant's death.

[19.] DOES YOUR CERTIFICATE CONTAIN ALL THE PROVISIONS AFFECTING YOU?

      Yes. Your Certificate and any riders and endorsements included in it make up your entire certificate with us. We will never contest the validity of this Certificate. Changes in its provisions may only be made in writing by our President, Secretary or a Vice-President. No provision may be waived or changed by any or our other employees, representatives or agents.

Form G.4333 (VARPAY)

                                     INDEX

TOPIC                              QUESTION & ANSWER            PAGE
Allocation of Deposit                       3                     2
Assignment                                 16                     5
Death of the Annuitant                     12                     5
Death of the Owner                         11                     5
Definitions                                 1                     1
Entire Contract and Authority              19                     6
ERISA                                      13                     5
Federal Income Taxes                       14                     5
Fixed Income Payment                        6                     3
Fixed Interest Account                      4                     2
Information We May Ask From You            18                     6
Information We Provide You                 17                     6
Misstatement of Age or Sex                 10                     4
Owner's Rights                             15                     5
Plan's Impact                               2                     2
Separate Account                            5                     2
Transfers                                   8                     4
Variable Income Payment                    7,9                   4,4

                                    NOTICE

When you write to us please give us your name, address and certificate number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or MetLife). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

                                  METLIFE (R)
                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 10010-3690

Form G.4333 (VARPAY)                   7

                                                                    EXHIBIT 4(Q)







Filed with Post-Effective Amendment
No. 16 to this Registration Statement
on Form N-4 on April 27, 1994.

                                  METLIFE (R)
                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 10010-3690

This is a legal contract between you and MetLife and contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

              SINGLE PREMIUM IMMEDIATE INCOME PAYMENT CERTIFICATE
================================================================================
 PLAN: ABC Company Retirement Plan    CERTIFICATE OWNER: John Doe
--------------------------------------------------------------------------------
 CERTIFICATE NUMBER: GVP654321        ISSUE DATE: 1/15/94
--------------------------------------------------------------------------------
 PRIMARY ANNUITANT: John Doe          PRIMARY ANNUITANT'S AGE AND [SEX]: 65-Male
--------------------------------------------------------------------------------
 JOINT ANNUITANT: None                JOINT ANNUITANT'S AGE AND [SEX]: None
--------------------------------------------------------------------------------
 BENEFICIARY: Susan Smith             CONTINGENT BENEFICIARY: Jim Doe
--------------------------------------------------------------------------------
 PREMIUM: $100,000                    DATE OF FIRST PAYMENT: 2/1/94
--------------------------------------------------------------------------------
 ASSUMED INVESTMENT RATE: 4%. The     MORALITY AND EXPENSE RISK CHARGE: .95%
 daily 4% AIR factor is 0.99989255.
--------------------------------------------------------------------------------
 TYPE OF ANNUITY (See Specifications page, which follows, for further details):
                              Life Annuity with payments guaranteed for 10 years
================================================================================

This certificate is not eligible for dividends.

There is no cash surrender benefit.

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. THE INVESTMENT PERFORMANCE REFLECTS THE UPWARD OR DOWNWARD PERFORMANCE OF THE ASSETS IN THE UNDERLYING PORTFOLIOS ADJUSTED FOR ANY DIVIDEND OR CAPITAL GAIN DISTRIBUTION PAID BY THE PORTFOLIO AND DEDUCTIONS FOR CHARGES AND EXPENSES. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE:
[THE METROPOLITAN GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND CALVERT ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

[10]-DAY RIGHT TO EXAMINE - You may return your certificate to MetLife or the person through whom you bought it within [10] days from the date you receive it. If you return it within the [10]-day period, your certificate will be canceled from the Issue Date. We will refund any Premium made.

/s/Joseph A. Reali                           /s/Ted Athanassiades

Joseph A. Reali                              Ted Athanassiades
Vice-President & Secretary                   President & Chief Operating Officer

                                  Cover Page

Form G.4333 (VARPAY)

      ================================================================================
      INCOME PAYMENT:                              INITIAL AMOUNT*       NUMBER OF
                                                                       ANNUITY UNITS
      --------------------------------------------------------------------------------
      From Fixed Interest Account                     $378.05**        Not Applicable
      From Separate Account
           Growth                                     $102.28/a/          11.65479
           Stock Index                                $ 99.63/a/           9.19634
           International Stock                        $100.83/a/          10.45732
      --------------------------------------------------------------------------------
                                         Total        $680.79
      ================================================================================
      INCOME PAYMENT FREQUENCY: Monthly
      ================================================================================
      BENEFIT: Payments are made to the date of last payment before the later of: (a)
      the date the Annuitant dies, and (b) the date on which the 120th monthly payment is paid. If the Annuitant dies before 120 monthly payments have been made, payments will continue to you (or, if you die, to your beneficiary) for the rest of the guaranteed period.
      ================================================================================
      ADMINISTRATIVE FEE: None
      ================================================================================
      TAX MARKET: [Group--All markets]             ERISA APPLIES: Yes
      ================================================================================

* This amount assumes that you have elected not to have any Federal income taxes withheld.

** Based on your current allocation, this amount is guaranteed not to change. If you make transfers to the Fixed Interest Account, this amount will increase.

/a/ This amount assumes the initial payment is as of the Issue Date. If not made on the Issue Date the initial payment will be the number of annuity units shown times the Annuity Unit Value as of the later of: (a) the Issue Date, or (b) ten days prior to the payment due date. Any subsequent payment will reflect the investment experience of the Separate Account as described in this certificate.

                              Specifications Page

Form G.4333 (VARPAY)

1.   WHAT DO THE BASIC TERMS USED IN YOUR CERTIFICATE MEAN?

     "Annuitant" is the person during whose lifetime an income will be payable to you. If there is a Joint Annuitant this term is used to mean both the Annuitant and the Joint Annuitant.

     "Annuity Unit" is a unit of measurement used to determine the amount of each variable income payment. The value of an annuity unit will vary in relation to the investment experience of the investment division(s) of the Separate Account chosen.

     "Assumed Investment Return" (AIR) is the interest rate used to determine the first income payment per $1,000 of net purchase amount applied to the Separate Account investment division(s).

     "Beneficiary" is the person or persons you name to whom the death benefit, if any, is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, we will pay your estate. If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

     "Designated Office" is the administrative office for your Certificate. It is now the Pensions and Savings Center, Metropolitan Life Insurance Company, One Madison Ave., New York, NY 10010. If we change it, we will tell you.

     "Funding Options" refer to the [Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives.]

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions on the issue date. We will tell you about any changes.

     "Issue Date" is the date MetLife receives the premium for which income payments are made under this Certificate.

     "Joint Annuitant", if any, is a person in addition to the Primary Annuitant during whose lifetime an income will be payable to you.

     "Net Premium" is the amount paid to us on behalf of the Annuitant less any applicable administrative fee and state premium tax.

     "Premium" is the money received by us under this Certificate.

     "You", "Your", "Me", "My" and "I" refer to the owner who has all the rights under this certificate.

Form G.4333 (VARPAY)                   1

      "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

[2.   CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

      Yes. Since your premium is made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights may, for example, relate to transfers and the death benefit. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.]

[3.]  HOW IS MY PREMIUM ALLOCATED UNDER MY CERTIFICATE?

      You choose how your premium is allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

[4.]  WHAT IS THE FIXED INTEREST ACCOUNT?

      The Fixed Interest Account guarantees your payment without regard to any investment results or to changing economic conditions.

[5.] HOW IS THAT PORTION OF MY INCOME PAYMENT BASED ON AN ALLOCATION TO THE FIXED INTEREST ACCOUNT (IF ANY) CALCULATED?

      Any portion of your income payment that is based on an allocation to the Fixed Interest Account is calculated by applying the net premium so allocated as of the Issue Date or transfer date under the income plan selected using the fixed annuity rates in effect on that date. The income payments are guaranteed by MetLife with the amount dependent on the income plan chosen, the age [and sex] of the Annuitant, and the purchase amount applied to purchase the income stream.

[6.]  WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

      It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

      We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

      The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

Form G.4333 (VARPAY)                   2

      We keep track of each investment division of the Separate Account separately using annuity units. An annuity unit is the measuring unit used in calculating the amount of income payments. The number of annuity units is determined by dividing an income payment amount determined as of the issue date by the Annuity Unit Value of the applicable division as of the issue date. The current value of an Annuity Unit in a division is equal to the value of an annuity unit for the immediately preceding valuation period times the product of: (a) the daily AIR factor, and (b) the experience factor for the current valuation period for the applicable division. The current value of an Annuity unit reflects a charge not to exceed [.000025905 per day (an effective annual rate of .95%)] for any administrative expenses and the mortality and expense risks we assume under this certificate.

      A valuation period is the period between one calculation of an annuity unit value and the next calculation. Normally, we calculate annuity units once each day the New York Stock Exchange is open for trading, but we can delay this determination if the New York Stock Exchange is closed for trading or if the Securities and Exchange Commission has determined that an emergency exists making valuation of assets in the Separate Account not reasonably practicable. We may change when we calculate the annuity unit value by giving you 30 days notice, to the extent permitted by law.

      Amounts transferred to an investment division of the Separate Account will be credited as of the end of the valuation period during which they are transferred from another investment division of the Separate Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period. When you make a transfer into an investment division, we give you annuity units in that division. When you make a transfer out of the investment division, we reduce the number of your annuity units in that division. In either case, the number of annuity units you gain or lose is determined by taking the dollar amount of the transfer and dividing it by the value of an annuity unit at the time of the transaction. Thus, if you transfer 5 annuity units from one investment division with an annuity unit value of $10 to another investment division with an annuity unit value of $20, the number of annuity units in the first division would be reduced by 5 and the number of annuity units in the second division would increase by 2.5 [($5 x $10) divided by $20].

      We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

      Examples of the changes to the Separate Account that we may make include:

      o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

      o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

      If any changes result in material change in the underlying investments of an investment division

Form G.4333 (VARPAY)                   3
      to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

[7.] HOW IS THAT PORTION OF MY INCOME PAYMENT BASED ON ALLOCATIONS TO THE SEPARATE ACCOUNT (IF ANY) CALCULATED?

      Any portion of your income payment that is based on allocation to the Separate Account is calculated similar to the fixed interest account amount (as described in item [5]) assuming a payment is made as of the issue date. This theoretical payment amount is then converted to annuity units (as described in item [6]) and all subsequent payments will vary to reflect the net investment experience of each division of the Separate Account to which the net premium is applied and the Assumed Investment Return.

      Income payments will increase if the net investment return since the last payment is greater than the AIR on an annualized basis. Income payments will decrease if the net investment return is less than the AIR on an annualized basis. Therefore, the dollar amount of variable income payments after the first will vary with the amount by which the net investment return is greater or less than [4%] per annum. For example, if a Division has a cumulative net investment return of [5%] over a one year period, the first variable income payment in the next year will be approximately [1%] greater than the payment on the same date in the preceding year, and subsequent payments will continue to vary with the investment experience of the Division. If such net investment return is [-1%] over a one year period, the first variable income payment in the next year will be approximately [5%] less than the payment on the same date in the preceding year, and subsequent payments will continue to vary with the investment experience of the applicable division. Neither expenses actually incurred (other than taxes on the investment return) nor mortality actually experienced shall adversely affect the dollar amount of variable annuity payments.

[8.]  CAN TRANSFERS BE MADE WITHIN THIS CERTIFICATE?

      Yes. The number of transfers among investment divisions and from the Separate Account is unlimited as long as the total number of investment divisions at any time is limited to [four (3 if a fixed income option is also selected)]. You can make a transfer by telling us. Transfers from the Fixed to the Separate Account are not currently permitted. If we change our practices to allow such transfers, we will notify you in writing.

[9.] WHEN ARE MY VARIABLE PAYMENT AMOUNTS DETERMINED AND HOW OFTEN WILL THEY CHANGE?

      Each variable income payment amount after the first will be determined as of the [10th] day prior to a payment due date. Each payment or portion of each payment that is based on the experience of the Separate Account may vary from the prior one. Payments other than the first are determined by multiplying the number of annuity units provided on the specifications page by the Annuity Unit Value of the Separate Account on the 10th day prior to the payment due date. The first payment will be the amount stated on the specifications page if the payment is due within 10 days of the Issue Date. Otherwise, the first payment will be determined as described above for all other payments.

Form G.4333 (VARPAY)                   4

[10.] WHAT IF THE ANNUITANT'S AGE [OR SEX] ON THE ISSUE DATE IS NOT CORRECT AS
      SHOWN ON THE COVER PAGE?

      If the Annuitant's age [or sex] on the Issue Date is not correct as shown on the cover page, we will adjust the benefits under this certificate. The adjusted benefits will be those which the premium would have bought at the correct age [and sex]. If we have made an overpayment or underpayment because of a misstatement, the amount of overpayment or underpayment, with interest at [6%], will be, as appropriate, deducted from or added to the payment or payments made after the adjustment.

[11.] WHAT HAPPENS IF YOU ARE NOT THE ANNUITANT AND YOU DIE BEFORE THE
      ANNUITANT?

      After we receive proof of your death, the beneficiary becomes the owner with all rights as described below in item [15]. If you die before the Annuitant and if no beneficiary or contingent beneficiary is named or none is alive, your estate will become the owner of this certificate.

[12.] WHAT IS THE DEATH BENEFIT IF THE ANNUITANT DIES?

      This depends upon the income plan. Payments may stop, may continue to the beneficiary for the remainder of the guaranteed period (if any) or may continue to another person. The death benefit, if any, is shown on the specifications page. Proof of death and a properly written claim form must be received by us.

[13.] WHAT SPECIAL RULES APPLY IF MY PREMIUM WAS MADE UNDER A PLAN SUBJECT TO
      ERISA?

      If your premium was paid under a plan subject to the Employee Retirement Income Security Act (ERISA) and if the Annuitant has a spouse, the Annuitant's spouse must give qualified consent whenever you elect to change your beneficiary to someone other than the Annuitant's spouse for more than 50% of the death benefit. The consent of the Annuitant's spouse must be in writing, dated, signed by the Annuitant's spouse, witnessed by a notary public and in a form satisfactory to us. The consent of the Annuitant's spouse will not be required if you, your estate representative, or your beneficiary establishes that it cannot be obtained because there is no spouse, or because the spouse cannot be located. The specifications page indicates whether or not the premium was made under a plan subject to ERISA.

[14.  HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

      (a) If your certificate is qualified (as indicated on the specifications page), and your premium does not contain any after-tax money (i.e., the premium consists only of money that: (i) entitled the Annuitant to a tax deduction, (ii) resulted from salary reduction elective deferrals, or (iii) was contributed by the Annuitant's employer), each payment under this certificate is subject to Federal income taxes.

      (b) If your certificate is non-qualified (as indicated on the specifications page) or your premium contains some after-tax money from a qualified certificate, the portion of each payment representing the amount based on the after-tax portion of your premium is not subject to Federal income tax. The balance of each payment will be included in the Annuitant's income in the year received.

      (c) Your certificate is designed to satisfy the requirements of Internal Revenue Code Section 72(s).

      (d) Whenever appropriate, payments under this certificate must comply with Internal Revenue

Form G.4333 (VARPAY)                   5

          Code Section 401(a)(9) and the regulations thereunder, including Regulation Section 1.40(a)(9)-2.]

[15.] WHAT ARE YOUR RIGHTS UNDER THIS CERTIFICATE?

      You have all the rights under this certificate, including the right at any time to change the person to whom benefits are payable, including the beneficiary. If we agree in writing, you may name a new owner. If a new owner is named, no such change will be effective until written notice of the change is received by us.

[16.] CAN YOU ASSIGN OR TRANSFER YOUR CERTIFICATE, OR USE IT AS COLLATERAL FOR A
      LOAN?

      Income payments may be assigned only if we agree in writing. To the extent permitted by law, income payments will not be subject to the claims of creditors.

      If this certificate is assigned, unless other arrangements are made with us, we will pay the value of any remaining payments as they become due.

[17.] HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE?

      At least once each year, we will provide you with the investment choices of record on which the income payments are based. We will also tell you the various investment choices that are then currently available. If you need information at other times, please tell us.

      For information or service (e.g., change of beneficiary or address, claim forms, etc.) you may contact our Designated Office.

[18.] WHAT INFORMATION MAY WE ASK YOU FOR AFTER THE ISSUE DATE OF THIS
      CERTIFICATE?

      We may require proof that the Annuitant is alive on the due date of a payment. If we have made a request, we will make no further payments until proof is received. If the Annuitant is not then living, we will require proof of the authority of any person who makes a claim to receive any amount payable on the Annuitant's death.

[19.] DOES YOUR CERTIFICATE CONTAIN ALL THE PROVISIONS AFFECTING YOU?

      Yes. Your Certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this Certificate. Changes in its provisions may only be made in writing by our President, Secretary or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

Form G.4333 (VARPAY)                    6

                                     INDEX

TOPIC                                   QUESTION & ANSWER           PAGE
Allocation of Premium                          3                     2
Assignment                                    16                     6
Death of the Annuitant                        12                     5
Death of the Owner                            11                     5
Definitions                                    1                     1
Entire Contract and Authority                 19                     6
ERISA                                         13                     5
Federal Income Taxes                          14                     5
Fixed Income Payment                           5                     2
Fixed Interest Account                         4                     2
Information We May Ask From You               18                     6
Information We Provide You                    17                     6
Misstatement of Age [or Sex]                  10                     5
Owner's Rights                                15                     6
Plan's Impact                                  2                     2
Separate Account                               6                     2
Transfers                                      8                     4
Variable Income Payment                        7,9                   4,4

                                    NOTICE

When you write to us please give us your name, address and certificate number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or MetLife). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

Form G.4333 (VARPAY)                   7